Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nuvelo, Inc,:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-112209, 333-90458, 333-103257, 333-106873, and 333-118821) and the registration statements on Form S-8 (Nos. 333-68170, 333-68172, 333-101276, 333-103055, 333-108563, 333-115747 and 333-96313) of Nuvelo, Inc. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Nuvelo, Inc. and subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Nuvelo, Inc.

/s/ KPMG LLP

San Francisco, California

March 15, 2005